EXHIBIT 99.1

For Immediate Release
October 3, 2006

                       ARDENT ACQUISITION CORP. TO ACQUIRE
                                 AVANTAIR, INC.

Garden City, NY, October 3, 2006 - Ardent Acquisition Corp. (OTCBB: AACQ, AACQU, AACQW) ("Ardent") announced today it has entered into definitive agreements to acquire privately held Avantair, Inc. ("Avantair"). Avantair is a rapidly growing provider of fractional ownerships of piloted aircraft for personal and business use, in addition to providing fixed base operation ("FBO") services. Following consummation of the acquisition, Avantair's current management team will remain in place, joined by Barry Gordon, the current Chief Executive Officer of Ardent, who will become non-executive Chairman of the Board. In addition, it is intended that, upon consummation of the acquisition, Ardent will change its name to "Avantair" and will apply for a NASDAQ listing.

Mr. Barry Gordon, Chairman and CEO of Ardent stated, "We are extremely excited about this transaction as we believe Avantair operates in a unique space in the fractional aircraft market, bridging the gap between commercial aviation and traditional fractional ownership. The company, led by a strong management team, has had exceptional growth over the past three years and is well-positioned to take advantage of industry trends that are propelling the growth of the fractional aircraft market. In addition, upon closing of the transaction, Avantair will be the only publicly-traded pure play fractional aircraft company."

Mr. Steve Santo, CEO of Avantair added, "We believe individuals and businesses are becoming more aware of the benefits of private aviation. Avantair offers a unique alternative to commercial aviation and other fractional operators at a very competitive price point. This transaction will provide Avantair with the necessary capital to grow the fleet and expand the number of fixed base operations, which will provide economies of scale and enable us to continue our strong track record of revenue growth. Speaking on behalf of the management team of Avantair, we welcome the wealth of aviation and public company experience that the entire Ardent management team brings to the business combination and believe they will be a great asset to Avantair."

SUMMARY OF THE TRANSACTION

Under the terms of the acquisition agreements, which contemplate acquisition of all shares, Ardent will purchase Avantair for an initial payment of 7,000,000 shares of Ardent common stock, subject to certain closing adjustments. Ardent will also assume or repay Avantair's outstanding debt (approximately $33.2 million as of 6/30/06) at closing.

The Avantair stockholders would also be entitled to receive future incentives based on achieving the following milestones;

     o one million shares of Ardent common stock if cash flow prior to interest, taxes and working capital changes ("Cash EBITDA") is equal to or greater than $6 million in F2007 (June 30),

     o five million shares of Ardent common stock if Cash EBITDA is equal to or greater than $20 million in F2008, and

     o five million shares of Ardent common stock if the closing market price of Ardent's common stock trades at or above $8.50 for 20 out of 30 trading days at any time prior to February 23, 2009.

The closing of the acquisition is subject to customary closing conditions, including approval of the acquisition agreement by the stockholders of Ardent. In addition, the closing is conditioned on holders of less than 20% of the shares of Ardent common stock voting against the acquisition and electing to convert their Ardent common stock into cash, as permitted by the Ardent certificate of incorporation.

Following the completion of the transaction, the board of directors of Avantair will consist of seven members, with three members nominated by Ardent, three members nominated by Avantair and one member to be mutually agreed upon by Ardent and Avantair. As indicated, Mr. Gordon will serve as the non-executive Chairman of the Board.

AVANTAIR OVERVIEW

Based in Clearwater, Fl, Avantair was founded in 2002 as the exclusive North American fractional provider of the Piaggio Avanti P.180 aircraft. Under the leadership of founder and CEO, Steve Santo, Avantair has become the fifth largest provider in the fractional aircraft market with the world's largest fleet of Piaggio Avanti P.180's. The Piaggio Avanti - the world's fastest turboprop - rivals the speed of most light cabin jets. The aircraft also boasts the same size cabin cross section as a super-midsize aircraft and has the benefit of the fuel efficiency of a turboprop.

In addition to providing fractional aircraft ownership, Avantair is a fixed base operator. An FBO is an airport-based facility that provides a variety of services to privately-operated aircraft, including: fueling, de-icing, maintenance and refurbishment, hanger rental, office space rental, and ramp fees. The company currently operates one FBO in Clearwater, FL and plans to operate an FBO by year-end in Camarillo, CA (LA metro area). In addition, the company is in discussions regarding an FBO operation in Caldwell, NJ (NYC metro area). FBOs should provide Avantair with strategic geographic bases of operation, a diversified revenue base beginning in F2007 and reduced repositioning costs, by providing additional maintenance, cleaning and fueling facilities.

Avantair was formed in response to the increasing demand for commercial airline alternatives for frequent travelers and the rising popularity of fractional ownership programs among individual and corporate travelers. Avantair currently manages a fleet of 25 planes and has another 58 on order.

The company's business model capitalizes on two complementary emerging trends: an increased number of travelers seeking alternatives to commercial airlines and the economic attractiveness of fractional ownership structures among individual and corporate travelers. Avantair's fleet of aircraft and professional pilots offer individuals and companies the advantages of airplane ownership and private travel, including maximum flexibility, luxury, time savings, convenience and safety. Previously only considered by large companies and very high net worth individuals, Avantair is lowering the cost of private aviation to a broader range of consumers.

Avantair has grown revenue from $7.7 million in fiscal 2004, to $26.2 million in fiscal 2005 and to $49.2 million in fiscal 2006. The Company has sustained losses since inception while investing in infrastructure and building towards critical mass. In the fiscal years 2004, 2005, and 2006, net losses were $5.0 million, $8.7 million, and $20.7 million, respectively.

PRIVATE AVIATION MARKET BACKGROUND

According to AvData, the fractional aircraft fleet has grown from 8 aircraft in 1986 to 952 today and the number of shareholders has grown from 3 in 1986 to 5,902 today. The target market continues to grow due to demographic trends of increased wealth. According to the Federal Reserve Board's study conducted in 2004, there are 2 million US households with a net worth between $5 million and $30 million.

Avantair's management believes there are several market trends that will continue to drive significant growth in the private aviation marketplace including: 1) the demographic trend of growing wealth, 2) busier lifestyles leading consumers with a desire for more convenient, less time-consuming ways to travel, and 3) unfavorable conditions in the commercial aviation market caused by fewer flights, long lines, poor customer service, and security and safety issues.

ABOUT ARDENT ACQUISITION CORP.

Ardent Acquisition Corp. was formed on September 14, 2004 to serve as a vehicle to effect a business combination with an operating business. Ardent consummated its initial public offering on March 2, 2005, generating gross proceeds of $41.4 million from the sale of 6.9 million units, including the full exercise of the underwriters' over-allotment option. Each unit was comprised of one share of Ardent common stock and two warrants, each with an exercise price of $5.00. As of June 30, 2006, Ardent held approximately $37.9 million in a trust account maintained by an independent trustee, which will be released to Ardent upon the consummation of the business combination. EarlyBirdCapital, the managing underwriter of Ardent's initial public offering, is advising Ardent on the Avantair Acquisition.

ABOUT AVANTAIR

Headquartered in Clearwater, FL, Avantair Inc. is the exclusive North American provider of fractional aircraft shares in the Piaggio Avanti P.180 aircraft. Avantair is the fifth largest company in the North American fractional aircraft industry and the only standalone fractional operator. The company currently manages a fleet of 25 planes with another 58 on order. With operations in 5 states and approximately 250 employees, Avantair offers private travel solutions for individuals and companies at a fraction of the cost of whole aircraft ownership. More information about Avantair is available on its website, www.avantair.com.

FORWARD LOOKING STATEMENTS

This press release, and other statements that Ardent may make, including statements about the benefits of the transaction with Avantair, contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act, with respect to Ardent's and Avantair's future financial or business performance, strategies and expectations. Forward-looking statements are typically identified by words or phrases such as "trend," "potential," "opportunity," "pipeline," "believe," "comfortable," "expect," "anticipate," "current," "intention," "estimate," "position," "assume," "outlook," "continue," "remain," "maintain," "sustain," "seek," "achieve," and similar expressions, or future or conditional verbs such as "will," "would," "should," "could," "may" and similar expressions.

Ardent cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made, and Ardent assumes no duty to and does not undertake to update forward-looking statements.

Actual results could differ materially from those anticipated in forward-looking
statements  and  future  results  could  differ   materially   from   historical
performance.

In addition to factors previously disclosed in Ardent's filings with the Securities and Exchange Commission (SEC) and those identified elsewhere in this press release, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: general economic and business conditions in the U.S. and abroad, changing interpretations of generally accepted accounting principles, changes in market acceptance of the company's products, inquiries and investigations and related litigation, fluctuations in customer demand, management of rapid growth, intensity of competition as well as other relevant risks detailed in Ardent's filings with the Securities and Exchange Commission, including its report on Form 10-QSB for the period ended June 30, 2006. The information set forth herein should be read in light of such risks. Neither Ardent nor Avantair assumes any obligation to update the information contained in this press release.

Ardent's prospectus and subsequent filings with the SEC, accessible on the SEC's website at http://www.sec.gov, discuss these factors in more detail and identify additional factors that can affect forward-looking statements.

ADDITIONAL INFORMATION

Ardent intends to file with the SEC a proxy statement on Schedule 14A in connection with the proposed transaction. STOCKHOLDERS OF ARDENT AND OTHER
INTERESTED PERSONS ARE ADVISED TO READ, WHEN AVAILABLE, ARDENT'S DEFINITIVE PROXY STATEMENT IN CONNECTION WITH THE SOLICITATION OF PROXIES FOR THE SPECIAL MEETING BECAUSE THIS PROXY STATEMENT WILL CONTAIN IMPORTANT INFORMATION.

The definitive proxy statement will be mailed to stockholders as of a record date to be established for voting on the acquisition. Stockholders will also be able to obtain a copy of the definitive proxy statement, without charge, once available, at the SEC's Internet site http://www.sec.gov or by directing a request to Ardent Acquisition Corp. at 1415 Kellum Place, Suite 205, Garden City, NY 11530. As a result of the review by the SEC of the proxy statement, Ardent may be required to make changes to its description of the acquired business or other financial or statistical information contained in the proxy statement.

Such persons can also read Ardent's final prospectus, dated February 24, 2005, for a description of the security holdings of the Ardent officers and directors and of EarlyBirdCapital, Inc. ("EBC"), the underwriters of Ardent's initial public offering consummated on March 2, 2005, and their respective interests in the successful consummation of this business combination.

                          AVANTAIR, INC. AND SUBSIDIARY
                           CONSOLIDATED BALANCE SHEETS
                             JUNE 30, 2006 AND 2005
                                   (UNAUDITED)

                                     ASSETS

CURRENT ASSETS                                                                                2006             2005
                                                                                              ----             ----
   Cash and cash equivalents                                                               $2,175,734       $2,009,779
   Accounts receivable, net of allowance for doubtful accounts of
   $600,000 at June 30, 2006 and $400,000 at June 30, 2005                                  1,935,501        1,954,929
   Accounts receivable from vendor                                                            856,775          388,686
   Inventory                                                                                  253,533        2,165,386
   Property held for sale                                                                   7,870,300                -
   Current portion of notes receivable                                                      1,672,481        2,884,537
   Current portion of lease payments receivable                                                     -        2,650,655
   Prepaid expenses and other current assets                                                   80,419          123,795
                                                                                         ------------     ------------

     Total current assets                                                                  14,844,743       12,177,767
                                                                                         ------------     ------------

AIRCRAFT COSTS RELATED TO FRACTIONAL SALES                                                 99,781,531       66,724,380
   Less amounts charged to cost of sales                                                   31,747,580       12,580,857
                                                                                         ------------     ------------

                                                                                           68,033,951       54,143,523
                                                                                         ------------     ------------
PROPERTY AND EQUIPMENT, at cost, net of accumulated
   depreciation and amortization of $1,549,828 at June 30, 2006 and
   $2,806,848 at June 30, 2005                                                              4,835,743       15,848,135
                                                                                         ------------     ------------

OTHER ASSETS
   Deposits                                                                                13,431,683        9,127,078
   Deferred maintenance agreement                                                           3,329,500                -
   Notes receivable                                                                         2,921,163        4,531,740
   Other assets                                                                               195,496          249,974
                                                                                         ------------     ------------

     Total other assets                                                                    19,877,842       13,908,792
                                                                                         ------------     ------------

     Total assets                                                                        $107,592,279     $ 96,078,217
                                                                                         ============     ============



                          AVANTAIR, INC. AND SUBSIDIARY
                           CONSOLIDATED BALANCE SHEETS
                             JUNE 30, 2006 AND 2005
                                   (UNAUDITED)

                      LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES                                                                          2006              2005
                                                                                             ----              ----
   Accounts payable and accrued liabilities                                              $ 11,399,629       $4,384,189
   Borrowings under line of credit from a related party                                    22,317,079       23,885,522
   Customer deposits                                                                          580,989        1,397,700
   Current portion of notes payable                                                         4,400,293        1,726,789
                                                                                         ------------     ------------

     Total current liabilities                                                             38,697,990       31,394,200
                                                                                         ------------     ------------

   Notes payable, net of current portion                                                    6,550,138       11,287,340
   Deferred revenue related to fractional aircraft share sales                             94,156,720       64,587,790
   Deferred gain on sales and leaseback of asset                                            1,003,946                -
   Deferred maintenance and management fees                                                 3,437,615        4,032,921
   Other liabilities                                                                          297,486           45,675
                                                                                         ------------     ------------

     Total long-term liabilities                                                          105,445,905       79,953,726
                                                                                         ------------     ------------

     Total liabilities                                                                    144,143,895      111,347,926
                                                                                         ------------     ------------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' DEFICIT
   Common stock, Class A, $10 par value, 1,250 shares authorized, 100
     shares issued and outstanding                                                              1,000            1,000
   Common stock, Class B, non-voting, $10 par value, 1,250 shares
      authorized, 100 shares issued and outstanding                                             1,000            1,000
   Paid-in capital                                                                            412,600          412,600
   Accumulated deficit                                                                   (36,432,230)     (15,684,309)
   Due from stockholder                                                                     (533,986)               -
                                                                                         ------------     ------------

     Total stockholders' deficit                                                         (36,551,616)     (15,269,709)
                                                                                         ------------     ------------

     Total liabilities and stockholders' deficit                                         $107,592,279      $96,078,217
                                                                                         ============      ===========



Consolidated balance sheets and statements of operations were prepared by Avantair as a private company, in accordance with U.S. generally accepted accounting principles and may not conform to SEC Regulation S-X. Accordingly, such historical information may be adjusted and presented differently in our proxy statement to solicit stockholder approval of the merger.

                          AVANTAIR, INC. AND SUBSIDIARY
               CONSOLIDATED AND COMBINED STATEMENTS OF OPERATIONS
                FOR THE YEARS ENDED JUNE 30, 2006, 2005 AND 2004
                                   (UNAUDITED)

                                                                          2006              2005               2004
                                                                          ----              ----               ----
REVENUES
   Fractional aircraft shares sold                                    $23,756,070       $10,580,859        $ 3,226,890
   Maintenance and management fees                                     22,824,940        11,645,999          3,463,810
   Other                                                                1,814,370         3,937,806          1,027,348
                                                                     ------------     -------------     --------------

     Total revenue                                                     48,395,380        26,164,664          7,718,048
                                                                     ------------     -------------     --------------

OPERATING EXPENSES
   Cost of fractional aircraft shares sold                             19,166,722         9,318,013          2,925,978
   Cost of flight operations                                           31,782,820        17,154,654          5,620,085
   General and administrative expenses                                 13,406,376         6,885,229          4,224,404
   Selling expenses                                                     3,672,754           976,164            514,430
                                                                     ------------     -------------     --------------

     Total operating expenses                                          68,028,672        34,334,060         13,284,897
                                                                     ------------     -------------     --------------

       Loss from operations                                           (19,633,292)       (8,169,396)        (5,566,849)
                                                                     ------------     -------------     --------------

OTHER INCOME (EXPENSE)
   Interest income                                                        557,508           490,591            237,927
   Interest expense                                                    (2,110,119)       (1,194,723)          (269,036)
   Other income, net                                                      437,982           167,329            553,457
                                                                     ------------     -------------     --------------

     Total other income (expense)                                      (1,114,629)         (536,803)           522,348
                                                                     ------------     -------------     --------------

       Net loss                                                      $(20,747,931)    $  (8,706,199)    $   (5,044,501)
                                                                     ============     =============     ==============

   Loss per common share:
     Basic and diluted                                               $   (207,479)    $     (87,062)    $      (50,445)
                                                                     ============     =============     ==============

   Weighted-average common shares outstanding:
     Basic and diluted                                                        100               100                100
                                                                     ============     =============     ==============


Consolidated balance sheets and statements of operations were prepared by Avantair as a private company, in accordance with U.S. generally accepted accounting principles and may not conform to SEC Regulation S-X. Accordingly, such historical information may be adjusted and presented differently in our proxy statement to solicit stockholder approval of the merger.

CONTACT:

Barry Gordon
Chief Executive Officer
Ardent Acquisition Corp.
516.739.1017

Or

Devlin Lander
Integrated Corporate Relations
415.292.6855